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                                                                    Exhibit 12.1

               Calculation of Ratio of Earnings to Fixed Charges

(Amounts in millions of euros)
FRENCH GAAP BASIS                                          2002      2001      2000      1999       1998
EARNINGS
Net income                                                 5,941     7,658     6,904     1,520       886
Income tax expenses                                        5,034     5,874     6,322       843       366
Minority interest                                             13       166       304        45        46
Equity in income of affiliates (in excess of)/less
than dividends received                                     (479)     (709)     (406)        8       (24)
Interest expensed                                            695     1,015     1,181       314       151
Estimate of the interest within rental expense                68        56        44        17        13
Amortization of capitalised interest                         116        95        97        45        24
                                                          ------    ------    ------     -----     -----
TOTAL                                                     11,388    14,155    14,446     2,792     1,462
                                                          ------    ------    ------     -----     -----

FIXED CHARGES
Interest expensed                                            695     1,015     1,181       314       151
Capitalized interest                                          89       259       274        87        84
Estimate of the interest within rental expense                68        56        44        17        13
Preference security dividend requirements of
consolidated subsidiaries                                     10        19        28        15         9
                                                          ------    ------    ------     -----     -----
TOTAL                                                        862     1,349     1,527       433       257
                                                          ------    ------    ------     -----     -----

                                                          ------    ------    ------     -----     -----
RATIO OF EARNINGS TO FIXED CHARGES                         13.21     10.50      9.46      6.44      5.69
                                                          ------    ------    ------     -----     -----

(Amounts in millions of euros)
US GAAP BASIS                                              2002      2001       2000      1999      1998
EARNINGS
Net income                                                 6,264     5,271     5,638     2,201       752
Income tax expenses                                        5,412     5,643     6,588       853       359
Minority interest                                             16       173       310        53        41
Equity in income of affiliates (in excess of)/less
than dividends received                                     (547)     (561)     (666)        16      (24)
Interest expensed                                            695     1,015     1,181       314       151
Estimate of the interest within rental expense                68        56        44        17        13
Amortization of capitalised interest                         124       103       101        45        24
                                                          ------    ------    ------     -----     -----
TOTAL                                                     12,032    11,700    13,196     3,499     1,316
                                                          ------    ------    ------     -----     -----

FIXED CHARGES
Interest expensed                                            695     1,015     1,181       314       151
Capitalized interest                                          89       259       274        87        84
Estimate of the interest within rental expense                68        56        44        17        13
Preference security dividend requirements of
consolidated subsidiaries                                     10        19        28        15         9
                                                          ------    ------    ------     -----     -----
TOTAL                                                        862     1,349     1,527       433       257
                                                          ------    ------    ------     -----     -----

                                                          ------    ------    ------     -----     -----
RATIO OF EARNINGS TO FIXED CHARGES                         13.96      8.67      8.64      8.08      5.13
                                                          ------    ------    ------     -----     -----